EXHIBIT 32.1

Section 1350 Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Symmetry Surgical Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

The Quarterly Report on Form 10-Q for the quarter and nine months ended September 27, 2014 (the “Form 10-Q”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

December 19, 2014
/s/ Thomas J. Sullivan
Thomas J. Sullivan
Chief Executive Officer

/s/ Scott D. Kunkel
Scott D. Kunkel
Chief Financial Officer